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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report(Date of earliest event reported): March 21, 2002




                              U.S. Microbics, Inc.
             (Exact name of registrant as specified in its charter)



       Colorado                        0-14213                   84-0990371
(State or other juris          (Commission File Number)        (IRS Employer
 diction of incorporation)                                   Identification No.)



                             5922-B Farnsworth Court
                               Carlsbad, CA 92008
              (address of principal executive offices and zip code)



        Registrant's telephone number, including area code:(760)918-1860

        Former name or former address, if changed since last report: N/A

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Item 4. Changes in Registrant's Certifying Accountant

Registrant has engaged Singer Lewak Greenbaum & Goldstein LLP as its independent certifying accountant effective March 21, 2002 dismissing Bradshaw, Smith & Co. LLP its prior independent certifying accountant, as of the same date. The change in independent certifying accountant was approved by the Board of Directors of Registrant on March 20, 2002.

The reports of Registrant for fiscal years 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that Bradshaw, Smith & Co., LLP, for fiscal years 2000 and 2001, included an explanatory paragraph regarding the Registrant's ability to continue as a going concern. During fiscal years 2000 and 2001 and the subsequent period thereto prior to the dismissal of Bradshaw Smith & Co., LLP, there were no unresolved disagreements between Registrant and Bradshaw, Smith & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bradshaw, Smith & Co., LLP, would have caused them to make reference thereto in their report on the financial statements for such years. Prior to engaging Singer Lewak Greenbaum & Goldstein LLP, the Registrant had no discussions with Singer Lewak Greenbaum & Goldstein LLP regarding either the application of accounting principles to a specific completed or contemplated transaction, the type of opinion that would be rendered in Registrant's financial statements, and neither written nor oral advice was provided that was an important factor construed by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or any matter that was the subject of disagreement with Bradshaw Smith & Co., LLP.

(a)      Exhibit 16.1

         Letter from Bradshaw, Smith & Co., LLP, to the Securities and Exchange Commission dated, March 21, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          U.S. Microbics, Inc.

Date: March 21, 2002                      By:  /s/ Robert C. Brehm
                                               -------------------
                                          Robert C. Brehm, President and Chief
                                          Executive Officer

                                          By:  /s/ Conrad Nagel
                                               -------------------
                                          Conrad Nagel, Chief Financial Officer